Exhibit 10(xxx)(9)

AMENDMENT NUMBER NINE TO

THE NORTHERN TRUST COMPANY THRIFT-INCENTIVE PLAN

(As Amended and Restated Effective January 1, 2005)

WHEREAS, The Northern Trust Company (the “Company”) maintains The Northern Trust Company Thrift-Incentive Plan, As Amended and Restated Effective January 1, 2005 (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the undersigned officer under section 11.1 of the Plan, the Plan is hereby amended, effective as of the dates provided herein, as follows:

1.	Effective January 1, 2009, to delete section 2.1(t) of the Plan in its entirety and to substitute the following therefor:

“(t)	“Discretionary Profit Sharing Contribution” means the contribution made by the Company and Participating Employers with respect to Discretionary Profit Sharing Eligible Employees for Plan Years beginning on or after January 1, 2005 and prior to January 1, 2009, if any, as provided in sections 5.2(b) and 5.2(c).”

2.	Effective January 1, 2009, to add the following new sentence to the end of section 2.1(bbb) of the Plan:

“Effective January 1, 2009, Salary shall also include any differential wage payment (within the meaning of Code Section 3401(h)(2)) made while a Participant is performing service in the uniformed services.”

3.	Effective as of January 1, 2007, to add the following new sentence to the end of section 2.1(mmm) of the Plan:

“Notwithstanding any provision of the Plan to the contrary, a Member shall also become fully vested in his or her Matching Contribution Account, Profit Sharing Contribution Account and Former ESOP Account if the Member dies while performing qualified military service (within the meaning of Code Section 414(u)), provided the Member would have been eligible for reinstatement of employment with the Company and Participating Employers had the Member’s qualified military service ended on the date before his or her death.”

4.	Effective January 1, 2009, to delete section 5.2(b) of the Plan in its entirety and to substitute the following therefor:

“(b)

Discretionary Profit Sharing Contributions. For each Plan Year beginning on or after January 1, 2005 and prior to January 1, 2009, the Company and Participating Employers may make a Discretionary Profit Sharing Contribution on behalf of Discretionary Profit Sharing Eligible Employees in the amount, if any, determined by the Company and Participating Employers in their sole discretion, subject to the rules set forth in paragraph (c) next below. If the Company or Participating Employers determine to make a Discretionary Profit Sharing Contribution for a Plan Year, such contribution shall be allocated based on a formula providing for both a fixed dollar amount (which may be zero) that shall be allocated to the Profit Sharing Contribution Account of each such Discretionary Profit Sharing Eligible Employee, and an amount (which may be zero) that shall be allocated to the Profit Sharing Contribution Account of each such Discretionary Profit Sharing Eligible Employee as a percentage of such Discretionary Profit Sharing Eligible Employee’s Salary for such Plan Year. Discretionary Profit Sharing Contributions shall be discontinued for Plan Years beginning on and after January 1, 2009.”

5.	Effective as of January 1, 2008, to add the following new sentence at the end of section 5.3(e) of the Plan:

“Effective January 1, 2008, “compensation” for purposes of this section 5.3 shall include regular pay (within the meaning of Treas. Reg. §1.415-(c)-2(e)(3)(ii)) that is received during the period ending on the later of the end of the calendar year in which the Participant’s severance from employment occurs or the date which is 2-1/2 months after the Participant’s severance from employment.”

6.	Effective January 1, 2009, to add the following new section 9.8 to the Plan.

“9.8	Distribution of Before-Tax Deposits for Members Performing Military Service.

Notwithstanding any provision of the Plan to the contrary, a Member who continues to be treated as an active employee of the Company or a Participating Employer while performing service in the uniformed services (within the meaning of Code Section 3401(h)(2)(A)) shall be eligible to receive a distribution of his or her Before-Tax Deposit Account during such service. If a Member elects to take a distribution under this section 9.8, the Member shall be prohibited from making Salary Reduction Contributions for a period of six months following such distribution.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf this 16th day of December, 2008, effective as of the dates provided herein.

THE NORTHERN TRUST COMPANY

By:	/s/ Timothy P. Moen
Name:	Timothy P. Moen
Title:	Executive Vice President and Human Resources Department Head